PolarityTE Reports First Calendar Quarter 2019 Results

SALT LAKE CITY, May 10, 2019 — PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company developing and commercializing regenerative tissue products and biomaterials, today reported financial results for the first calendar quarter of 2019. PolarityTE will host a conference call and webcast today, May 10, 2019 at 8:00am ET. Please see details below.

Highlights

●	81 patients treated in Q1; 47% quarter over quarter increase
●	42 paid cases in Q1; 17% quarter over quarter increase
●	39 trial evaluation products in Q1; 105% quarter over quarter increase
●	100 “active” users; 67% quarter over quarter increase
●	433 “in-process” sites; 30% quarter over quarter increase
●	14 abstracts accepted for presentation in Q1
●	Publication of the first peer-reviewed journal article for SkinTE in the International Wound Journal
●	5 clinical trials or pilot evaluation trials either currently enrolling or having completed enrollment
●	Close out of initial inspection of Salt Lake City, UT manufacturing facility by FDA with Voluntary Action Indicated (“VAI”) classification

Denver Lough, MD, PhD, Chairman & CEO said, “I am excited about what the future holds for PolarityTE. We are building a long-term growth story focusing on advancing physician experience and adoption during our regional market release and the advancement of clinical trials to help support continued adoption. We are proud of the continued recognition and validation of SkinTE as evidenced by the abstracts accepted at multiple medical conferences, as well as the first peer-reviewed journal article on SkinTE published in the International Wound Journal.”

Financial Results for the First Calendar Quarter of 2019

Total revenue for the three months ended March 31, 2019 was $1.5 million, of which $0.3 million was from sales of SkinTE and $1.2 million was associated with PolarityTE’s contract research operations.

Research and development expenses for the three months ended March 31, 2019 were $5.4 million versus $5.6 million for the three months ended March 31, 2018. Research and development expenses for the three months ended March 31, 2019 included $1.1 million of stock-based compensation which is a non-cash charge, versus $1.7 million for the three months ended March 31, 2018.

General and administrative expenses for the three months ended March 31, 2019 were $17.2 million versus $7.6 million for the three months ended March 31, 2018. The increase in general and administrative expenses was primarily due to increased headcount, salaries, and related costs, including $9.0 million of stock-based compensation, which is a non-cash charge for the three months ended March 31, 2019. The Company believes this investment in talented human capital and infrastructure is sufficient to support increased manufacturing and sales for the near future.

During the three months ended March 31, 2019, the Company continued to build out and train its sales force in anticipation of the commercial launch of SkinTE. Consequently, selling and marketing expenses for the three months ended March 31, 2019 were $4.0 million, of which $0.2 million was non-cash charges for stock-based compensation related to recent new hires.

Net loss for the three months ended March 31, 2019 was $25.6 million compared with a net loss of $11.8 million for the three months ended March 31, 2018. This increased loss was driven by increased head count, manufacturing and commercial infrastructure and stock-based compensation. The Company has grown from under 30 employees to over 160 employees during this period.

Cash and Liquidity as of March 31, 2019

As of March 31, 2019, cash, cash equivalents and short-term investments were $44.7 million compared with cash, cash equivalents and short-term investments of $61.8 million on December 31, 2018. Additionally, the Company raised approximately $28.7 million through the issuance of equity in an underwritten offering after March 31, 2019.

In the three months ended March 31, 2019, cash used in operations was $16.6 million. This compares to $3.8 million in the three months ended March 31, 2018. The first quarter of 2019 contained certain cash expenses that are unlikely to recur during subsequent quarters and, therefore, the Company anticipates that cash used in operations will decline in subsequent quarters during 2019.

Based on product development and commercialization plans, the Company believes existing cash, cash equivalents and short-term investments will be adequate to meet capital needs for at least the next 12 months.

Commercial and Operational Updates

In the first quarter of 2019, at total of 81 patients were treated with SkinTE, representing a 50% increase versus the total number of patients treated in Q4 of 2018. “Paid for” deployments represented 42 of the 81 total cases, while “Product Evaluation” deployments accounted for 39 cases. The number of Product Evaluation cases in Q1 of 2019 exceeded the total number of Product Evaluation cases in the preceding 3 quarters combined, and more than doubled from Q4 of 2018 to Q1 of 2019. There were 42 paid cases in Q1 of 2019, an increase of 20% versus Q4 of 2018. The chronic wound market, in particular, has witnessed the strongest adoption of the wound markets we currently serve.

Clinical Updates

There are currently five ongoing or completed clinical trials or pilot evaluation trials for SkinTE:

●	Head-to-Head Trial Evaluating SkinTE for the Treatment of Burns: Actively enrolling and we have not observed any adverse reactions to date.
●	Venous Leg Ulcer Pilot Evaluation Trial: To date, all patients treated with SkinTE who had venous leg ulcers that failed standard of care treatment showed wound closure within 12 weeks following a single application of SkinTE.
●	Diabetic Foot Ulcer Pilot Evaluation Trial: 10 of the 11 patients achieved complete closure within 12 weeks with a single application of SkinTE, and one patient was excluded due to an unrelated infection of previously-placed foot hardware.
●	Venous Leg Ulcer Multi-Center Randomized Clinical Trial vs Standard of Care: Currently enrolling.
●	Diabetic Foot Ulcer Multi-Center Randomized Clinical Trial vs Standard of Care: Currently enrolling.

Regulatory Updates

The U.S. Food and Drug Administration (FDA) has closed out the July 2018 inspection of the Company’s Salt Lake City, UT manufacturing facility, and classified the inspection as Voluntary Action Indicated, or “VAI.” Based on FDA’s definitions regarding its inspection classifications, a VAI classification means that while FDA found and documented certain conditions during its inspection, FDA is not prepared to take or recommend administrative or regulatory action with respect to such inspectional observations. As the Company has previously reported, following its July 2018 inspection, FDA issued certain inspectional observations on Form FDA 483. As is customary under FDA policy, now that the July 2018 inspection has been closed out, the FDA has released its Establishment Inspection Report, or “EIR.” The EIR, like the Form 483, was drafted by the inspectors immediately following the inspection and is dated August 2, 2018. This is before the Company responded to any of the inspectors’ initial observations. The Company responded to those observations and engaged in a productive dialog with the FDA. Following the Company’s submission of its responses, FDA classified the July 2018 inspection of our Salt Lake City Manufacturing site as VAI. The Company is pleased that the initial inspection of its Salt Lake City, UT manufacturing facility has been closed out with a favorable inspection classification, and looks forward to continuing to manufacture its human cellular and tissue-based products, including SkinTE™, which is impacting patients’ lives on a daily basis, as evidenced by recent presentations and publications of data.

Conference Call Information

Today, May 10, 2019 at 8:00am Eastern Time, the Company will host a conference call and webcast with Q&A. The conference call can be accessed by calling 1-800-289-0438 (U.S. and Canada) or +44 (0)330 336 9105 (International), with confirmation code 3828997 and referencing “PolarityTE First Quarter 2019 Earnings Call”. A webcast of the conference call can be accessed by using the link below.

Link to Webcast

A replay of the earnings conference call will be available for 30 days, beginning approximately one hour after the conclusion of the call and can be found by visiting PolarityTE’s website at https://www.polarityte.com/news-media/events or by clicking on the link above.

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the Company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative method is intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing. Learn more at www.PolarityTE.com – Welcome to the Shift®.

About SkinTE™

SkinTE is a human cellular and tissue-based product derived from a patient’s own skin intended for the repair, reconstruction, and replacement of skin tissue.

SkinTE is intended to be used by physicians or other appropriate healthcare providers for homologous uses of skin tissues/integument. Patients who have suffered from an event, disease, process or acquired deficit that results in the functional loss or void of skin/integument systems can receive SkinTE as an adjunct and/or in place of split-thickness skin grafting, full-thickness grafting, temporizing skin coverage and/or skin substitute products. SkinTE is for autologous use only. Aseptic technique during harvest and deployment of SkinTE is mandatory. SkinTE is marketed as an HCT/P regulated by the FDA solely under Section 361 of the Public Health Service Act and 21 CFR 1271.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, WHERE SELF REGENERATES SELF, WELCOME TO THE SHIFT, and SKINTE are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS:

Investors:

Rich Haerle

PolarityTE, Inc.

ir@PolarityTE.com

(385) 831-5284

Hans Vitzthum

LifeSci Advisors, LLC

Hans@LifeSciAdvisors.com

(617) 535-7743

Media:

Jenna Mathis

PolarityTE, Inc.

JennaMathis@polarityTE.com

(800) 656-6194

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$34,948	$55,673
Short-term investments	9,706	6,162
Accounts receivable	788	712
Inventory	309	336
Prepaid expenses and other current assets	1,844	1,432
Total current assets	47,595	64,315
Non-current assets:
Property and equipment, net	16,528	13,736
Operating lease right-of-use assets	4,960	–
Intangible assets, net	873	924
Goodwill	278	278
Other assets	378	913
Total non-current assets	23,017	15,851
TOTAL ASSETS	$70,612	$80,166

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,344	$6,508
Other current liabilities	2,550	316
Current portion of long-term note payable	529	529
Deferred revenue	90	170
Total current liabilities	8,513	7,523
Long-term note payable, net	494	479
Operating lease liabilities	3,566	–
Other long-term liabilities	1,446	131
Total liabilities	14,019	8,133

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock - 25,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2019 and December 31, 2018	–	–
Common stock - $.001 par value; 250,000,000 shares authorized; 21,749,239 and 21,447,088 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	22	21
Additional paid-in capital	424,955	414,840
Accumulated other comprehensive income	53	36
Accumulated deficit	(368,437)	(342,864)
Total stockholders’ equity	56,593	72,033
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,612	$80,166

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2019	2018
Net revenues
Products	$297	$3
Services	1,168	–
Total net revenues	1,465	3
Cost of sales:
Products	273	1
Services	503	–
Total costs of sales	776	1
Gross profit	689	2
Operating costs and expenses
Research and development	5,352	5,572
General and administrative	17,195	7,573
Sales and marketing	3,953	–
Total operating costs and expenses	26,500	13,145
Operating loss	(25,811)	(13,143)
Other income (expense)
Interest income, net	70	36
Other income, net	168	–
Change in fair value of derivatives	–	1,850
Loss on extinguishment of warrant liability	–	(520)
Net loss	(25,573)	(11,777)
Deemed dividend – accretion of discount on Series F preferred stock	–	(698)
Deemed dividend – exchange of Series F preferred stock	–	(7,057)
Cumulative dividends on Series F preferred stock	–	(191)
Net loss attributable to common stockholders	$(25,573)	$(19,723)
Net loss per share, basic and diluted:
Net loss	$(1.18)	$(1.26)
Deemed dividend – accretion of discount on Series F preferred stock	–	(0.07)
Deemed dividend – exchange of Series F preferred stock	–	(0.75)
Cumulative dividends on Series F preferred stock	–	(0.02)
Net loss attributable to common stockholders	$(1.18)	$(2.10)
Weighted average shares outstanding, basic and diluted:	21,594,699	9,377,211

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2019	2018
Net loss	$(25,573)	$(11,777)
Other comprehensive income:
Unrealized gain on available-for-sale securities	17	–
Comprehensive loss	$(25,556)	$(11,777)

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended March 31, 2019
	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Number	Amount	Capital	Income	Deficit	Equity
December 31, 2018	21,447,088	$21	$414,840	$36	$(342,864)	$72,033
Stock-based compensation expense	–	–	10,327	–	–	10,327
Stock option exercises, net	228,937	1	1,126	–	–	1,127
Vesting of restricted stock units, net	73,214	–	–	–	–	–
Shares withheld for tax withholding on vesting of restricted stock	–	–	(1,338)	–	–	(1,338)
Other comprehensive income	–	–	–	17	–	17
Net loss	–	–	–	–	(25,573)	(25,573)
March 31, 2019	21,749,239	$22	$424,955	$53	$(368,437)	$56,593

	For the Three Months Ended March 31, 2018
	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Number	Amount	Number	Amount	Capital	Deficit	Equity
December 31, 2017	1,656,838	$109,104	7,082,836	$7	$157,395	$(269,920)	$(3,414)
Issuance of common stock in connection with:
Conversion of Series A preferred stock to common stock	(1,602,099)	(391)	363,036	–	391	–	–
Conversion of Series B preferred stock to common stock	(47,689)	(4,020)	794,820	1	4,019	–	–
Conversion of Series E preferred stock to common stock	(7,050)	(104,693)	7,050,000	7	104,686	–	–
Exchange of Series F preferred stock and dividends to common stock	–	–	1,003,393	1	13,060	–	13,061
Extinguishment of warrant liability	–	–	151,871	–	3,045	–	3,045
Stock-based compensation expense	–	–	–	–	7,445	–	7,445
Deemed dividend – accretion of discount on Series F preferred stock	–	–	–	–	(698)	–	(698)
Cumulative dividends on Series F preferred stock	–	–	–	–	(191)	–	(191)
Series F preferred stock dividends paid in common stock	–	–	11,708	–	306	–	306
Net loss	–	–	–	–	–	(11,777)	(11,777)
March 31, 2018	–	$–	16,457,664	$16	$289,458	$(281,697)	$7,777

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the three months ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,573)	$(11,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	10,289	7,445
Change in fair value of derivatives	–	(1,850)
Depreciation and amortization	676	318
Loss on extinguishment of warrant liability	–	520
Amortization of intangible assets	51	–
Amortization of debt discount	15	–
Change in fair value of contingent consideration	20	–
Other non-cash adjustments	(7)	–
Changes in operating assets and liabilities:
Accounts receivable	(76)	–
Inventory	27	–
Prepaid expenses and other current assets	(412)	(108)
Operating lease right-of-use assets	355	–
Other assets	–	(137)
Accounts payable and accrued expenses	(1,929)	1,648
Other current liabilities	425	–
Deferred revenue	(80)	–
Operating lease liabilities	(343)	–
Other long-term liabilities	(4)	–
Net cash used in operating activities	(16,566)	(3,941)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,539)	(3,042)
Purchase of available-for-sale securities	(5,220)	–
Proceeds from maturities of available-for-sale securities	1,700	–
Net cash used in investing activities	(5,059)	(3,042)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock options exercised	1,127	–
Payment of contingent consideration liability	(109)	–
Principal payments on financing leases	(118)	–
Net cash provided by financing activities	900	–
Net (decrease) in cash and cash equivalents	(20,725)	(6,983)

Cash and cash equivalents - beginning of period	55,673	12,517
Cash and cash equivalents - end of period	$34,948	$5,534

Supplemental schedule of non-cash investing and financing activities:
Conversion of Series A, B, E preferred stock to common stock	$–	$109,104
Exchange of Series F preferred stock for common stock	–	13,061
Extinguishment of warrant liability	–	2,525
Unpaid liability for acquisition of property and equipment	170	363
Deemed dividend – accretion of discount on Series F preferred stock	–	698
Cumulative dividends on Series F preferred stock	–	191
Series F preferred stock dividends paid in common stock	–	306
Unpaid tax liability related to net share settlement of restricted stock units	1,338	–
Unrealized gain on short-term investments and cash equivalents	17	–
Reclassification of stock based compensation expense that was previously classified as a liability to paid-in capital	38	–